UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The 2013 Annual Meeting of Stockholders of Ignite Restaurant Group, Inc. (the “Company”) will be held at the Company’s headquarters at 9900 Westpark Drive, Suite 300, Houston, Texas 77063, on Tuesday, June 4, 2013, at 9:00 a.m. local time. Stockholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Ignite no later than the close of business on February 18, 2013. Such proposals must be sent to Ignite Restaurant Group, Inc. 9900 Westpark Drive, Suite 300, Houston, Texas 77063, Attention: Corporate Secretary, and must comply with all the requirements of Rule 14a-8.

In addition, in accordance with the requirements for advance notice in the Company’s bylaws, for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, written notice must be received by the Company no later than the close of business on February 18, 2013. Such notices must be sent to Ignite Restaurant Group, Inc. 9900 Westpark Drive, Suite 300, Houston, Texas 77063, Attention: Corporate Secretary, and must comply with all the requirements of the Company’s bylaws.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2013

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
Senior Vice President and Chief Financial Officer

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